UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

NEW ENERGY SYSTEMS GROUP
(Exact name of registrant as specified in its charter)

Nevada	20-2132336
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

116 West 23rd St., 5th FL
New York, NY 10011
 (Address of principal executive offices)  (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act.

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.001 par value	NYSE Amex LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this Form relates:  Not Applicable

Explanatory Note

This Registration Statement on Form 8-A is being filed by New Energy Systems Group, a Nevada corporation (the “Company”) in connection with the registration of its common stock, $0.001 par value (the “Common Stock”), under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the listing of Common Stock on the NYSE Amex LLC. The Common Stock had been registered under Section 12(g) of the Exchange Act.

Item 1.	Description of The Company’s Securities to be Registered

The description of the Common Stock of the Company is set forth under the caption “Description of Common Stock” in the Company’s Registration Statement on Form SB-2/A filed with the Securities and Exchange Commission (the “Commission”) on March 22, 2002, and is hereby incorporated by reference herein.

Item 2.	Exhibits

2.1
Share Exchange Agreement, dated February 14, 2006, between the Company, UPE Limited (Far East), Shenzhen Zhuo Tong Power Supply Industry Co., Ltd., and the shareholders of UPE Limited (incorporated by reference from Exhibit 2.1 to Form 8-K filed with the Commission on February 21, 2006).

2.2
Amended and Restated Share Exchange Agreement, dated March 22, 2006, between the Company, Galaxy View International Ltd., Shenzhen Sono, and the shareholders of Galaxy View International Ltd. (incorporated by reference from Exhibit 2.1 to Form 8-K filed with the Commission on March 24, 2006).

2.3	Share Exchange Agreement and Plan or Reorganization (incorporated by reference from Exhibit 10.1 to Form 8-K filed with the Commission on September 29, 2004).
3.1	Articles of Incorporation of the Company (incorporated by reference from Exhibit 3(i)(1) to Form 8-K filed September 16, 2004).
3.2	Amendment to Articles of Incorporation of the Company (incorporated by reference from Exhibit 3(i)(2) to Form 8-K filed with the Commission on September 16, 2004).
3.3	Amendment to Articles of Incorporation of the Company (incorporated by reference from Exhibit 3(i)(3) to Form 8-K filed with the Commission on September 16, 2004).
3.4	Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference from Exhibit 3(i) to Form 8-K filed with the Commission on July 28, 2006).
3.5	By-laws of the Company (incorporated by reference from Exhibit 3.4 to Form SB-2/A filed with the Commission on March 22, 2002).
4.1	Specimen of Common Stock certificate (incorporated by reference from Exhibit 4.1 to Form SB-2/A filed with the Commission on March 22, 2002).
4.2	2004 Equity Incentive Plan (incorporated by reference from Exhibit 4.1 to Form S-8 filed with the Commission on March 2, 2004).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 10, 2010	NEW ENERGY SYSTEMS GROUP

	By:	/s/ Nian Chen
Nian Chen
Chief Executive Officer

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